                                                                   EXHIBIT 10.24


                              EMPLOYMENT AGREEMENT
                              --------------------


     This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this 5th day of October, 1999 , by and between PROLONG INTERNATIONAL CORPORATION, a Nevada corporation ("PIC"), and its wholly-owned subsidiary, PROLONG SUPER LUBRICANTS, INC., a Nevada corporation ("PSL," and collectively referred to with PIC as the "Company"), and THOMAS G. IWANSKI, an individual (the "Executive").

                                 R E C I T A L
                                 - - - - - - -

     The Company desires to employ Executive in the capacity hereinafter stated, and the Executive desires to enter into the employ of the Company in that capacity for the period and pursuant to the terms and conditions set forth herein.

                               A G R E E M E N T
                               - - - - - - - - -

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company, and the Executive, intending to be legally bound, hereby agree as follows:

     1. Employment. The Company hereby employs the Executive as Senior Vice President of Corporate Development and Chief Operating Officer of PIC, reporting directly to the Chief Executive Officer, and the Executive accepts such employment and agrees to devote substantially all his business time and efforts and skills diligently and on such basis as shall be assigned to him by the Company as provided herein in performing his duties hereunder for the benefit of the Company. The Company hereby agrees to use its best efforts to appoint the Executive to its Board of Directors as soon as reasonably practicable following the date of this Agreement.

     2. Term. The initial term of the Executive's employment hereunder shall be for a period of four (4) years, commencing on the date of this Agreement (the "Effective Date"), and shall continue until the fourth anniversary of this Agreement (the "Initial Term"); provided, however, that Executive's employment is subject to earlier termination as hereafter specified. This Agreement shall be renewed automatically for successive one-year periods following the Initial Term unless either party gives written notice to the other party of non-renewal at least 180 days in advance of any successive anniversary of the Effective Date.

     3.   Position and Duties.

          3.1 Service with the Company. During the term of this Agreement, the Executive agrees to perform such duties and on such basis as shall be assigned to him from time to time by the Company's Board of Directors and Chief Executive Officer; such duties, however, to be commensurate with the Executive's position as Senior Vice President of Corporate Development and Chief Operating Officer of the Company.

          3.2 No Conflicting Duties. During the term of this Agreement, the Executive agrees to devote substantially all of his productive time, ability and attention to the above duties and obligations. The Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and agrees that during the term of this Agreement he will not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement.

     4.   Compensation.

          4.1 Base Salary. As compensation for all services to be rendered by the Executive under this Agreement, the Company shall pay to the Executive a base annual salary of One Hundred Thirty-Two Thousand Dollars ($132,000) ("Base Salary"), which shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies. The amount of the Base Salary shall be reviewed annually by the Board of Directors (or the Compensation Committee), which shall determine, in its sole discretion, whether Executive's Base Salary shall be increased, such determination to be made on the basis of an evaluation of the Executive's performance, the performance of the Company and such other factors as the Board of Directors (or the Compensation Committee) shall deem appropriate.

          4.2 Signing Bonus. As an additional incentive for Executive to enter into this Agreement, a one-time signing bonus in the amount of Twenty Thousand Dollars ($20,000) ("Signing Bonus") shall be paid to Executive on or before December 31, 1999; provided, however, that the Signing Bonus shall not be payable unless Executive remains an employee of the Company as of such date. In the event that Executive's employment is terminated pursuant to Sections 5.1 or
5.2 below after December 31, 1999 but prior to the first anniversary of the Executive's start date, Executive shall reimburse the Company a pro rata portion of the Signing Bonus within thirty (30) days of such termination.

          4.3 Warrant. Concurrently with the entering into of this Agreement by the Company and the Executive, the Executive shall be issued a warrant to purchase up to 800,000 shares of the Common Stock of the Company at an exercise price equal to: (i) $2.00 per share for the first 200,000 shares, (ii) $3.00 per share for the next 200,000 shares, (iii) $4.00 per share for the next 200,000 shares, and (iv) $5.00 per share for the last 200,000 shares, substantially in the form attached hereto as Exhibit A (the "Warrant").

          4.4 Stock Options. Concurrently with the entering into of this Agreement by the Company and the Executive, the Executive shall be granted incentive stock options to purchase (i) 100,000 shares of the Common Stock of the Company at an exercise price equal to the Fair Market Value (as such term is defined in the Company's 1997 Stock Incentive Plan) on the date hereof and (ii) 100,000 shares of the Common Stock of the Company at an exercise price equal to the Fair Market Value plus fifty cents ($0.50) on the date hereof (collectively, the "Options"). The terms of the Options, which shall be governed by the Company's 1997 Stock Incentive Plan and the stock option agreements issued in connection therewith, shall be substantially in accordance with the terms contained in the form of option agreement attached hereto as Exhibit B (the "Option Agreement").

          4.5 Incentive Compensation Plans. In addition to the foregoing, Executive shall become eligible to participate in any management incentive compensation plans approved by the Company's Board of Directors, such participation to be on terms comparable to those afforded to other key executive employees with the Company. All amounts to which Executive may be entitled under any incentive compensation plans approved by the Board of Directors, including without limitation, any stock option or purchase plan, and any bonus plan, adopted by the Company (collectively the "Incentive Bonus") shall be subject to the provisions of Section 5.4 below with respect to the effect of any termination of employment on compensation of the Executive and to the provisions, rules and regulations of any such plan. In addition, any such plan, if adopted, may provide for deferral of the receipt of any Incentive Bonus that is awarded and may require Executive to remain in the Company's employ for a specified period or periods of time as a condition to receipt of any such Incentive Bonus.

          4.6 Participation in Benefit Plans. Executive shall be entitled to participate in all employee benefit plans or programs (including vacation time, sick leave and holidays) generally available to employees of the Company, to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate therein. The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations thereof that are generally applicable to all participants therein; provided, however, that all stock options and/or restricted stock granted to Executive shall be subject to acceleration as set forth in Section
5.5 below; provided further, however, that in lieu of providing coverage under the Company's health plan, at the Executive's option, the Company agrees to either pay the Executive's COBRA payments under his current health plan for the duration of this Agreement so long as the amount of such payments does not exceed the amount paid by the Company for its other executive officers under its health plan or pay such payments directly to the Executive. With respect to vacations, Executive will be entitled to two (2) weeks of fully-vested vacation on the date hereof and the annual vacation grant will be increased by one (1) week on each anniversary of the date hereof, up to a maximum of four (4) weeks of vacation per year (e.g. three weeks granted on the first anniversary and four weeks granted on the second anniversary of the date of this Agreement).

          4.7 Expenses. In accordance with the Company's policies established from time to time, the Company will pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement.

          4.8 Cash Bonus on Sale of Company. In the event that during the term of this Agreement a "Change in Control" (as defined in Section 5.3 below) shall have occurred in a transaction in which the Company's Common Stock shall have been acquired by a third party for at least [$6.00] per share, the Executive shall receive a cash bonus in an amount equal to two (2) times his then-current annual salary; provided, however, that in the event that the per share price in such Change in Control equals or exceeds [$7.50], the Executive shall receive a cash bonus in an amount equal to three (3) times his then-current Base Salary. Payment of the cash bonus set forth in this Section 4.8 shall be made by the Company at the closing of the transaction constituting a Change in Control.

     5.   Termination.

          5.1 Termination by the Company for Cause. Any of the following acts or omissions shall constitute grounds for the Company to terminate the Executive's employment pursuant to this Agreement for "cause":

               (a) The continued, unreasonable refusal or omission by the Executive to perform any material duties required of him by this Agreement or as reasonably requested by the Board of Directors of the Company if consistent with the terms of this Agreement;

               (b) Any material act or omission by the Executive involving gross negligence or willful misconduct in the performance of the Executive's duties to, or material deviation from any of the policies or directives of, the Company;

               (c) Conduct on the part of the Executive which constitutes the breach of any statutory or common law duty of loyalty to the Company; or

               (d) Any illegal act by the Executive which materially and adversely affects the business of the Company or any felony committed by Executive, as evidenced by conviction thereof, provided that the Company may suspend the Executive with pay while any allegation of such illegal or felonious act is investigated.

     Termination by the Company for cause shall be accomplished by written notice to the Executive and shall be preceded by a written notice providing a reasonable opportunity for the Executive to correct his conduct. Any such termination shall be without prejudice to any other remedy to which the Company may be entitled either at law, in equity, or under this Agreement.

          5.2 Termination for Death or Disability. In addition to termination for cause pursuant to Section 5.1 above, the Executive's employment pursuant to this Agreement shall be immediately terminated without notice by the Company (i) upon the death of the Executive or (ii) upon the Executive becoming totally disabled. For purposes of this Agreement, the term "totally disabled" means an inability of Executive, due to a physical or mental illness, injury or impairment, to perform a substantial portion of his duties for a period of one hundred eighty (180) or more consecutive days, as determined by the Company's Board of Directors following such one hundred eighty (180) day period.

          5.3 Termination for Good Reason. Executive's employment pursuant to this Agreement may be terminated by the Executive for "good reason" if the Executive voluntarily terminates his employment as a result of any of the following:

               (a) Without the Executive's prior written consent, a reduction in his then current Base Salary;

               (b) The taking of any action by the Company that would substantially diminish the aggregate value of the benefits provided the Executive under the Executive's medical, health, accident, disability insurance, life insurance, thrift and retirement plans in which he was participating on the date of this Agreement, if any, other than any such reduction which is (i) required by law, (ii) implemented in connection with a general concessionary arrangement affecting all employees or affecting the group of employees (senior management) of which the Executive is a member or (iii) generally applicable to all beneficiaries of such plans;

               (c) Without Executive's prior written consent, a relocation of the Executive's place of employment outside of Orange County, California;

               (d) Resignation as a result of unlawful discrimination, as evidenced by a final court order;

               (e) A reduction in duties and responsibilities which results in the Executive no longer having duties customary for a Senior Vice President of Corporate Development and Chief Operating Officer;

               (f) The President, Chief Executive Officer or Chairman of the Company is replaced for any reason;

               (g) The Company materially breaches any provision of this Agreement and such breach continues uncorrected for a period of thirty (30) days after written notice of the occurrence thereof from Executive to the Board of Directors; or

               (h)  A Change of Control shall have occurred.

          A "Change in Control" shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have substantially the same proportionate ownership of at least 80% of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, (ii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
Act) of 20% or more of the Company's outstanding shares of Common Stock (other than any such person who had record or beneficial ownership of at least 20% of the Company's outstanding shares of Common Stock on the date hereof), or (iv) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of the two year period constituted the entire Board of Directors do not for any reason constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

          5.4 Payments Upon Removal or Termination. If during the term of this Agreement, the Company terminates the Executive's service, except as provided in Sections 2, 5.1 or 5.2 hereof, or the Executive resigns for one of the reasons stated in Section 5.3 above, Executive shall be entitled to the following compensation: (i) the portion of his then current Base Salary which has accrued through his date of termination, (ii) any vested Incentive Bonus to which Executive is entitled as of the date of termination pursuant to any bonus or incentive compensation plan in which he is then participating, provided the payment thereof is not contingent or conditional on Executive's continued employment with the Company or the satisfaction of any other condition which has not been satisfied, (iii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable at the date of Executive's termination, and (iv) a severance payment in an amount

(the "Severance Amount") equal to the result obtained by multiplying his then current monthly Base Salary by twelve (12) months (the "Severance Period"). During the Severance Period, the Company shall further provide Executive with health and disability insurance as otherwise provided in this Agreement. All payments required to be made by the Company to the Executive pursuant to this
Section 5.4 shall be paid on a regular basis in accordance with the Company's normal payroll procedures and policies, including, without limitation, the Severance Amount which shall be paid at such times and in such amounts consistent with the Company's normal payroll procedures and policies over the number of months immediately succeeding the date of termination that is equal to the number of months comprising the Severance Period. As used in this Agreement, the term "monthly Base Salary" shall refer to an amount equal to one-twelfth (1/12) of Executive's then current annual Base Salary. If the Company terminates the Executive's employment pursuant to Sections 2, 5.1 or 5.2, or if Executive voluntarily resigns (except as provided in Section 5.3), then Executive shall be entitled to the compensation set forth in items (i), (ii) and (iii) above.

          5.5 Acceleration of Vesting. If during the term of this Agreement, the Company terminates the Executive's service, except as provided in Sections 2, 5.1 or 5.2 hereof, or the Executive resigns for one of the reasons stated in
Section 5.3, all of Executive's stock options and/or restricted stock shall be immediately vested so that all stock options shall be fully exercisable, and all restricted stock shall be no longer be subject to repurchase. Additionally, all vested stock options and/or restricted stock shall be exercisable for a period of one (1) year following the date of termination of the Executive's employment or consulting relationship with the Company; provided, however, that in the event that Executive's service is terminated in connection with a Change in Control, all vested stock options and/or restricted stock shall be exercisable for a period of two (2) years following the date of the consummation of such Change in Control. The foregoing supersedes any contradictory provision of any plan or arrangement under which such stock options are granted, and/or such restricted stock is issued.

     6. Confidential Information. Executive will hold in strict confidence and not disclose to any person or entity without the express prior authorization of the Company, any confidential information of the Company or its affiliates, including, without limitations, financial, manufacturing or marketing data (including, without limitation, financial statements of the Company), technique, process, formula, developmental or experimental work, work in progress, business methods, trade secrets (including, without limitation, any customer list or lists of customer sources), marketing techniques or plans, or any other secret or confidential information relating to the products, services, customers, sales or business affairs of the Company or its Affiliates. Executive agrees that he will not make use of any of the above at any time for a period of three (3) years after termination of his employment. Upon termination of employment, Executive shall deliver to the Company all documents, records, work papers and all similar repositories containing any information concerning the Company or any Affiliate, whether prepared by Executive, the Company or anyone else. Executive may keep his daily notebook. The foregoing restrictions shall not apply to (i) information which is or becomes, other than as a result of a breach of this Agreement, generally available to the public or (ii) the disclosure of information required pursuant to a subpoena or other legal process; provided that the Executive shall notify the Company, in writing, of the receipt of any such subpoena or other legal process requiring such disclosure immediately after receipt thereof and the Company shall have a reasonable opportunity to quash such subpoena or other legal process prior to any disclosure by the Executive.

     7. Proprietary Rights. All work performed by Executive and all materials and products developed or prepared for the Company by Executive pursuant to this Agreement are the property of the Company, and all title and interest therein shall vest in the Company and shall be deemed to be a work made for hire in the course of the services rendered hereunder. Executive shall also execute any employee proprietary rights or invention assignment agreement reasonably requested by the Company.

     8. Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of the Executive, assign its rights and obligations under this Agreement to an Affiliate or to any corporation, firm or other business entity (i) with or into which the Company may merge or consolidate, or (ii) to which the Company may sell or transfer all or substantially all of its assets; provided, however, that such assuming party agrees to be bound by all of the terms and conditions of this Agreement. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this
Section 8.

     9. Successors. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

     10. Injunctive Relief. The Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including, without limitation, the provisions of Sections 6 and
7. Accordingly, the Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement, to the extent that such relief is provided by law for such violation. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

     11. Arbitration. Except as provided in Section 10, all disputes between the parties hereto shall be determined solely and exclusively by arbitration under, and in accordance with the rules then in effect of, the American Arbitration Association, or any successors thereto ("AAA"), in Orange County, California, unless the parties otherwise agree in writing. The parties shall jointly select an arbitrator. In the event the parties fail to agree upon an arbitrator within ten (10) days, then the Company shall select an arbitrator and Executive shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator, provided that if either the Company or Executive, in such event, fails to select an arbitrator within seven
(7) days, such arbitrator shall be selected by the AAA upon application of either the Company or Executive. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and shall be entered into by a court of competent jurisdiction.

     12. Opportunity to Engage Legal Counsel. The Executive acknowledges that it is aware that it is entitled to consult independent legal counsel and/or other advisors in connection with the negotiation or execution of this Agreement, and represents and warrants to the Company and to Stradling Yocca Carlson & Rauth, a professional corporation, that it has had full and adequate opportunity to do so, and has either done so or has freely and knowingly relinquished such right, and has the capacity and experience to understand this Agreement, and fully understands all of the terms of this Agreement. The parties acknowledge that Stradling Yocca Carlson & Rauth, which assisted in the drafting of this Agreement, represents only the Company, and is not advising or representing the Executive concerning the effects of this Agreement upon its individual interests or otherwise, and in drafting has made no effort to balance or mutually satisfy these interests. The Executive and the Company also acknowledge that this Agreement creates circumstances in which each of the parties has opposing individual interests.

     13.  Miscellaneous.

          13.1 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of California.

          13.2 Prior Agreements. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

          13.3 Notices. All notices, requests, demands and other communications (collectively, "Notices") given or made pursuant to this Agreement shall be in writing and sent by mail, courier, personal delivery or facsimile, to the following addresses:

                 (i)  If to the Company, to:

                      Prolong International Corporation
                      6 Thomas
                      Irvine, California  92618
                      Attn:  President

                 (ii) If to Executive, to:

                      Thomas G. Iwanski
                      1541 Amberwood Drive
                      Santa Ana, California  92705

          13.4 Withholding Taxes. The Company may withhold from any salary and benefits payable under this Agreement all federal, state, city or other taxes or amounts as shall be required to be withheld pursuant to any law or governmental regulation or ruling.

          13.5 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

          13.6 No Waiver. No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

          13.7 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

          13.8 Definition. As used in this Agreement, the term "Affiliate" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company.

          13.9 Section Headings. The section headings used in this Agreement are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          13.10 Attorneys' Fees. If either party sues the other to enforce any of the terms of this Agreement, the prevailing party shall, in addition to all other damages, be entitled to recover its costs and reasonable attorneys' fees.

          13.11 Counterpart Execution. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year set forth above.


                                        "Company"

                                        PROLONG INTERNATIONAL CORPORATION,
                                        a Nevada corporation


                                        By: /s/ Elton Alderman
                                            -------------------------
                                        Its:    President
                                            -------------------------




                                        PROLONG SUPER LUBRICANTS, INC.,
                                        a Nevada corporation


                                        By: /s/ Elton Alderman
                                            -------------------------
                                        Its:
                                            -------------------------



                                        "Executive"


                                         /s/ Thomas Iwanski
                                        -----------------------------
                                        Thomas G. Iwanski

                                   Exhibit A
                                   ---------

                                Form of Warrant

                                   Exhibit B
                                   ---------

                        Form of Stock Option Agreement

                       PROLONG INTERNATIONAL CORPORATION
                               WARRANT AGREEMENT
                               -----------------

     This Warrant Agreement (the "Warrant Agreement") is entered into as of October 5th, 1999, by and between PROLONG INTERNATIONAL CORPORATION, a Nevada corporation (the "Company"), and THOMAS G. IWANSKI (the "Warrant Holder"). This Warrant Agreement is entered into pursuant to that certain employment agreement between the Company and Warrant Holder of even date herewith (the "Employment Agreement").

     1.   Grant of Warrant. The Company hereby grants to Warrant Holder an
          ----------------
option (the "Warrant") to purchase all or any portion of a total of Eight Hundred Thousand (800,000) shares (the "Shares") of the Common Stock of the Company at a purchase price equal to: (a) Two Dollars ($2.00) per share for the first 200,000 shares, (b) Three Dollars ($3.00) per share for the next 200,000 shares, (c) Four Dollars ($4.00) per share for the next 200,000 shares, and (d) Five Dollars ($5.00) per share for the last 200,000 shares (collectively, the "Exercise Price"), subject to the terms and conditions set forth herein.

     2.   Term of Warrant. Warrant Holder's right to exercise this Warrant shall
          ---------------
terminate upon the earlier to occur of the following: (i) one (1) year following the date of termination of Warrant Holder's employment or consulting relationship with the Company (as set forth in the Employment Agreement), unless such termination occurs in connection with a "Change in Control" (as defined in Section 5.3 of the Employment Agreement), in which case such period shall be two
(2) years following the consummation of the Change in Control; or (ii) the expiration of six (6) years from the date of this Warrant.

     3.   Exercise of Warrant. At any time during the period from the date
          -------------------
hereof until termination of the right to exercise this Warrant in accordance with Section 2 above, this Warrant may be exercised in whole or in part by the Warrant Holder (or by the person designated in Section 4 below) upon delivery of the following to the Company at its principal executive offices:

          (a) a written notice of exercise which identifies this Warrant Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased);

          (b)  a check or cash in the amount of the Exercise Price;

          (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Warrant Holder in connection with the exercise of this Warrant (unless the Company and Warrant Holder shall have made other arrangements for deductions or withholding from Warrant Holder's wages, bonus or other compensation payable to Warrant Holder, or by the withholding of Shares issuable upon exercise of this Warrant, provided such arrangements satisfy the requirements of applicable tax laws); and

          (d) a letter, if requested by the Company, in such form and substance as the Company may require, setting forth the investment intent of the Warrant Holder, or person designated in Section 4 below, as the case may be.

     4.   Transfer or Assignment of Warrant. The rights of the Warrant Holder
          ---------------------------------
under this Warrant Agreement may be transferred, exercised, exchanged or assigned ("transferred"), in whole or in part, subject to the provisions of this
Section 4. The Warrant Holder may only make transfers hereunder to the Warrant Holder's children or trusts benefiting his children or upon death by will or by the laws of descent and distribution. Additionally, any transferee hereunder must agree to be bound by all of the terms and conditions of this Warrant Agreement and the Registration Rights Agreement referenced in Section 12 below. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Warrant in contravention of this Warrant Agreement shall be void and shall have no effect. The Company shall register on its books any transfer of the Warrant, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Warrant Holder or by a duly authorized attorney. Upon any such registration of a transfer, new Warrant(s) shall be issued to the transferee(s) and the surrendered Warrant shall be cancelled by the Company. A Warrant may also be exchanged, at the option of the Warrant Holder, for one or more new Warrants representing the aggregate number of Shares evidenced by the Warrant surrendered. This Warrant and the Shares or any other securities ("Other Securities") received upon exercise of this Warrant or the conversion of the Shares shall be subject to restrictions on transferability unless registered under the Securities Act, of 1933, as amended (the "Securities Act") or unless an exemption from registration is available. This Warrant and the Warrant Shares may also be subject to restrictions on transferability under applicable state securities or blue sky laws. Until the Warrant and/or the Shares are registered under the Securities Act, the Warrant Holder shall reimburse the Company for its expenses, including attorneys' fees, incurred in connection with any transfer or assignment, in whole or in part, of this Warrant or any Shares.

     5.   Loss of Warrant. Upon receipt by the Company of evidence reasonably
          ---------------
satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct its transfer agent to execute and deliver, a new Warrant of like tenor and date, any such lost, stolen or destroyed Warrant thereupon shall become void.

     6.   Representations and Warranties of Warrant Holder.
          ------------------------------------------------

          (a) Warrant Holder represents and warrants that this Warrant is being acquired by Warrant Holder for Warrant Holder's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

          (b) Warrant Holder acknowledges that the Company may issue Shares upon the exercise of the Warrant without registering such Shares under the Securities Act, on the basis of certain exemptions from such registration requirement. Accordingly, Warrant Holder agrees that his or her exercise of the Warrant may be expressly conditioned upon his or her delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Warrant Holder is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Warrant Holder that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Securities Act and the resulting restrictions on transfer. Warrant Holder acknowledges that, because Shares received upon exercise of a Warrant may be unregistered, Warrant Holder may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available.

     7.   Restrictive Legends. Warrant Holder hereby acknowledges that federal
          -------------------
securities laws and the securities laws of the state in which he or she resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of this Warrant, and Warrant Holder hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may deem necessary or advisable.

     8.   Adjustments Upon Changes in Capital Structure. In the event that the
          ---------------------------------------------
outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustment shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Warrant and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of the Warrant Holder under this Warrant.

     9.   Change in Control. In the event of a Change in Control (as defined in
          -----------------
Section 5.3 of the Employment Agreement) of the Company, the Administrator in its discretion may take one or more of the following actions: (A) provide for the purchase or exchange of this Warrant for an amount of cash or other property having a value equal to the difference, or spread, between (x) the value of the cash or other property that the Warrant Holder would have received pursuant to such Change in Control transaction in exchange for the shares issuable upon exercise of this Warrant had this Warrant been exercised immediately prior to such Change in Control transaction and (y) the Exercise Price, (B) adjust the terms of this Warrant in a manner determined by the Administrator to reflect the Change in Control, (C) cause this Warrant to be assumed, or new rights substituted therefor, by another entity, through the assumption of this Warrant, or the substitution for this Warrant of a new warrant of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Price, in which event this Warrant, or the new warrant substituted therefor, shall continue in the manner and under the terms so provided, or (D) make such other provision as the Administrator may consider equitable. If the Administrator does not take any of the forgoing actions, this Warrant shall terminate in accordance with Section 2 above.

     10.  No Obligation Created. Neither the granting of this Warrant nor the
          ---------------------
exercise hereof shall be construed as granting to the Warrant Holder any right with respect to being retained as an employee or service provider to the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate Warrant Holder's continuous service in accordance with the Employment Agreement is specifically reserved.

     11.  Rights as Shareholder. The Warrant Holder (or permitted transferee of
          ---------------------
this Warrant pursuant to Section 4) shall have no rights as a shareholder with respect to any Shares covered by this Warrant until the date of the issuance of a stock certificate or certificates to him or her for such Shares, notwithstanding the exercise of this Warrant.

     12.  "Market Stand-Off" Agreement. Warrant Holder agrees that, if requested
          ----------------------------
by the Company or the managing underwriter of any proposed public offering of the Company's securities, Warrant Holder will not sell or otherwise transfer or dispose of any Shares held by Warrant Holder without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify. However, Warrant Holder may be entitled to sell Shares in accordance with the terms and conditions of that certain Registration Rights Agreement entered into of even date herewith.

     13.  Interpretation. This Warrant is granted pursuant to the terms of the
          --------------
Employment Agreement, and shall in all respects be interpreted in accordance therewith. The Administrator shall interpret and construe this Warrant, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Warrant Holder. As used in this Warrant Agreement, the term "Administrator" shall refer to the Compensation Committee of the Board of Directors of the Company, or if no such committee has been appointed, the term Administrator shall mean the Board of Directors. This Warrant shall be treated as a nonqualified stock option.

     14.  Notices. Any notice, demand or request required or permitted to be
          -------
given under this Warrant Agreement shall be in writing and shall be deemed given when delivered personally or three

(3) days after being deposited in the United States mail, as certified or registered mail, with postage prepaid, and addressed, if to the Company, at its principal place of business, Attention: the Chief Executive Officer, and if to the Warrant Holder, at the address set forth below or such other address as may be provided in writing.

     15.  Annual and Other Periodic Reports. During the term of this Warrant
          ---------------------------------
Agreement, the Company will furnish to the Warrant Holder copies of all annual and other periodic financial and informational reports that the Company distributes generally to its shareholders.

     16.  Governing Law. The validity, construction, interpretation, and effect
          -------------
of this Warrant shall be governed by and determined in accordance with the laws of the State of California.

     17.  Severability. Should any provision or portion of this Warrant
          ------------
Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Warrant Agreement shall be unaffected by such holding.

     18.  Counterparts. This Warrant Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

     19.  California Corporate Securities Law. The sale of the shares that are
          -----------------------------------
the subject of this Warrant Agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such shares or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of such shares is exempt from such qualification by Section 25100, 25102 or 25105 of the California Corporate Securities Law of l968, as amended. The rights of all parties to this Warrant Agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.


     IN WITNESS WHEREOF, the parties have executed this Warrant Agreement as of the date first above written.

PROLONG INTERNATIONAL CORPORATION



By:  /s/ Elton Alderman
    -----------------------

Its:    President
    -----------------------


WARRANT HOLDER


 /s/ Thomas G. Iwanski
---------------------------
Thomas G. Iwanski

Address:  1541 Amberwood Drive
          Santa Ana, California 92705